Exhibit 99

For Immediate Release                  Contact:  Rick DeLisi
June 10, 2002             Director, Corporate Communications
Page 1 of 1                                   (703) 650-6550

     Atlantic Coast Airlines Holdings, Inc. Chairman and
            Chief Financial Officer to Present at
       Merrill Lynch Global Transportation Conference

Dulles, VA, (June 10, 2002) - Atlantic Coast Airlines Holdings, Inc. (ACA) (NASDAQ/NM: ACAI) Chairman and Chief Executive Officer Kerry Skeen and Executive Vice President and Chief Financial Officer Richard Surratt will make a presentation to investors and financial analysts during the Merrill Lynch Global Transportation Conference to be held in New York. The ACA presentation is scheduled to take place Wednesday, June 12, 2002, at 9:45am.

The sponsors will be presenting the audio portion of the conference as a live webcast, which can be accessed via the following address:

       www.on24.com/clients/merrill/conference_020611

In   addition,  the  slides  that  will  accompany  the  ACA
presentation will be available as a PowerPoint file in the "For Investors" section of the Atlantic Coast Airlines corporate website:

                    www.atlanticcoast.com

Both the webcast and the accompanying slide presentation will be available for 14 days following the conference.

ACA operates as United Express in the Eastern and Midwestern United States, and as Delta Connection in the Eastern U.S. and Canada. The company has a fleet of 125 aircraft-including 95 regional jets-and offers over 800 daily departures, serving 67 destinations.

Atlantic Coast Airlines employs over 4,400 aviation professionals. The common stock of Atlantic Coast Airlines Holdings, Inc. is traded on the Nasdaq National Market under the symbol ACAI. For more information about ACA, visit our website at www.atlanticcoast.com.